EXHIBIT 99.1

Timberline Provides Update on SMD Acquisition and Other
Corporate Activity

July 16, 2008 – Coeur d’Alene – Timberline Resources Corporation (AMEX:TLR) today provided an update on its planned acquisition of underground mine contractor Small Mine Development, LLC (“SMD”) as well as other recent corporate activity.

In accordance with Idaho Law and the American Stock Exchange Company Guide, Timberline must seek shareholder approval for its acquisition of SMD, as outlined in its Preliminary Proxy. The Preliminary Proxy remains under review by the Securities and Exchange Commission (SEC), and Timberline and SMD remain committed to obtaining shareholder approval and to finalizing the combination as soon as possible.

In regard to the proxy review process, Timberline CEO Randal Hardy commented, “This customary review of our Preliminary Proxy by the SEC has taken longer than we anticipated, but we expect to have a Definitive Proxy filed and our Annual Shareholder Meeting scheduled in the near future.”

As previously announced, Timberline has agreed to pay a total purchase price of $80-million for SMD, consisting of $45-million in cash at closing, $15-million in Timberline common stock (valued at $3.21 per share), and $20-million paid in $5-million increments over four years. Timberline also previously announced that it expected to finance the initial cash payment and working capital requirements for SMD with a combination of equity and convertible debt securities. In recognition of the current market environment, the Company provides the following update:

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The seller of SMD, founder and owner (and Timberline Director) Ron Guill, has expressed flexibility on up to $10-million of the upfront cash payment, agreeing to defer it into the future, if necessary.

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The Company is considering traditional, secured bank financing as a funding option in addition to those previously announced. SMD currently has a significant working capital line of credit with Wells Fargo Bank.

•	The Company may reduce the overall amount of its anticipated financing in order to limit share dilution.

•	The Company has completed the required post-closing audit of SMD’s 2006 and 2007 financial statements ahead of schedule.

•	The Company continues to work with its financial advisor, Jefferies & Company, Inc., to finalize its proxy filing and to complete the documentation necessary for the acquisition.

Mr. Hardy added, “We are aware of the current market environment and as we move toward completing our acquisition of SMD, we remain flexible with regard to the financing, exploring all of our options while we seek to minimize resulting share dilution.”

Timberline Resources Corporation has taken the complementary businesses of mining services and mineral exploration and combined them into a unique, forward-thinking investment vehicle that provides investors exposure to both the “picks and shovels” and “blue sky” aspects of the mining industry.

Timberline has contract drilling subsidiaries in the western United States and Mexico and an exploration division focused on high-potential, district-scale gold projects. With its anticipated acquisition of a premier American underground mine contractor, Small Mine Development, Timberline will strengthen its position as an emerging, vertically-integrated resource company. Timberline is listed on the American Stock Exchange and trades under the symbol “TLR”.

This news release does not constitute an offer of any securities of Timberline for sale. Any securities to be issued in the acquisition transaction and sold in the private sale of Timberline’s securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include uncertainties relating to the anticipated benefits resulting from the acquisition, the ability to receive shareholder approval and complete the acquisition and the need to obtain additional financing to complete the acquisition and uncertainty as to the availability and terms of such financing. Additional factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

John Swallow, Chairman

Phone: 208.664.4859